Rubbermaid and Signalife Enter Into Marketing Partnership

*Exclusive Agreement Signals Immediate Joint Marketing, Branding and Sales of Award-Winning ECG Monitor

Thursday, March 30, 2006, 7:00 a.m. ET

GREENVILLE, S.C., --(BUSINESS WIRE)—March 30, 2006—Rubbermaid Medical Solutions and Signalife, Inc (AMEX:  SGN – News), the award-winning medical device maker, are pleased to announce that the firms have jointly entered into a multi-year, exclusive marketing and sales agreement involving the nationwide rollout of Signalife’s flagship Fidelity 100 ECG heart monitor and other Signalife products.

The two firms will jointly market, brand and sell the devices under each company’s name, “Rubbermaid” and “Signalife”.  Signalife’s Fidelity 100 is a unique heart monitoring device, which Signalife believes will enable patients to gain superior signal quality in ambulatory and noisy settings, leading to improved diagnostics and patient outcomes.  Preliminary analysis by Signalife has yielded results that appear to indicate the use of the Fidelity 100 will yield important information that may lead to earlier detection of cardiovascular disease states as well as other preventative clinical data.

In furtherance of the parties’ agreement to jointly “brand” their devices with the companies’ names, they will unveil their first major presentation together at the upcoming Heart Rhythm Society Meeting on May 20th at the Boston Convention & Exhibition Center in Boston, MA.

Under the pact, Rubbermaid shall be responsible for substantially all marketing and sales efforts to vigorously market the Signalife devices nationwide, and possibly beyond, including marketing, advertising, promotions, media, trade shows, exhibits and most importantly the maintenance of a sales force commensurate with the planned sales effort.  Signalife shall maintain responsibility for sales support, technical support, manufacturing and quality control and product fulfillment.

The parties plan to market the Signalife products together with Rubbermaid’s unique mobile computing stations whose easily adjusted ergonomic features make them perfectly suitable for charting, clinical documentation, respiratory and cardiovascular therapy and operative room use.

Commenting on the partnership, Signalife’s Chairman, Chief Executive Officer and President, Pamela M. Bunes, stated:  “We are honored to be able to work with an organization like Rubbermaid. Rubbermaid’s proven expertise at developing and growing world class brands is unequalled – it was this expertise and Rubbermaid’s passion about our technologies, that in my mind, made Rubbermaid the premier choice.  What was even more important, however, is that we believe Rubbermaid fully embraces the vision of Signalife.  Our vision is that vital signs, and critical health care information, can be accurately monitored once the presence of artifact (noise) is effectively eliminated, and that this can lead to substantially improved outcomes for patients.  We believe that use of the Fidelity 100 will ultimately lead to earlier and more accurate detection of cardiovascular disease, the leading disease-cost indicator in the country with more than $400 billion spent annually on a nationwide basis.  I am delighted now to pursue this vision along-side Rubbermaid, a household name, and an organization that has amassed a fabulous team of seasoned professionals.”

James J. Roberts, Rubbermaid’s Group President said, “As Rubbermaid continues to invest in expanding our presence in the medical arena, we have been looking for new technologies that complement our growing medical platform.  We believe that Signalife has developed an innovative platform, and we are thrilled to be a partner with Signalife.”

About Rubbermaid Medical Solutions

Rubbermaid Medical Solutions is a division of Rubbermaid Commercial Products, LLC. Rubbermaid Medical Solutions’ pioneering work in point-of-care carts has helped establish the company’s expertise in nursing care workflow and ergonomics. The division was established in 2003 to research, design and manufacture products that support patient care activity in hospital settings. Rubbermaid is a leading manufacturer of carts, material handling, foodservice, sanitation and cleaning equipment for professional use, and is an affiliate of Newell Rubbermaid Inc.

 (NYSE: NWL – News).

About Signalife, Inc.

Signalife, Inc. is a medical device company focused on the detection of cardiovascular disease through continuous ECG signal monitoring. The company's goal is to become the premier global provider of disease monitoring products. Signalife uses its patented signal technology to design and develop medical devices that simplify and reduce the costs of diagnostic testing and patient monitoring in an ambulatory or artifact-based environment. Signalife's FDA-cleared and patented electrocardiograph (ECG) monitoring system called Fidelity 100 allows for the recording of a high-quality ECG signal from cardiac patients who are moving. The Fidelity 100 will address the $400 billion cardiac disease market which continues to grow rapidly.  Signalife, Inc. is the recipient of the Frost & Sullivan Technological Innovation Award for 2006.

Signalife, Inc. is traded on the American Stock Exchange under the symbol SGN. More information is located at  http://www.signalife.com..

Caution Regarding Forward-Looking Statements

In this news release we make a number of statements, referred to as “forward-looking statements”, which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results, including statements relating to projected demand for our heart monitoring devices and increases in sales revenues.  Any statements in this news release that are not statements of historical fact maybe considered to be forward-looking statements.  These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances.  You can generally identify forward-looking statements through words and phrases such as “seek”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “budget”, “project”, “may be”, “may continue”, “may likely result”, and similar expressions.  When reading any forward looking statement you should remain mindful that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, such as those relating to:  (1) whether or not markets for our heart monitoring devices develop and, if they do develop, the pace at which they develop; (2) our ability to attract the qualified personnel to implement our growth strategies, (3) our ability to develop and implement our sales, marketing and distribution capabilities; (4) the accuracy of our estimates and projections; (5) our ability to fund our short-term and long-term financing needs; and (6) changes in our business plan and corporate strategies.  Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our company and our business made in this news release as well as other public reports we file with the SEC, as they may be amended.  You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments.  We are not obligated to update or revise any forward-looking statement contained in this news release to reflect new events or circumstances unless and to the extent required by applicable law.

Contact:

Media:

Adam J. Handelsman,

5W Public Relations

212-999-5585 ext. 202

ahandelsman@5wpr.com

Or

Investor Relations:

Mark Cohen

5W Public Relations

212-999-5585 ext. 244

mcohen@5wpr.com

Or

Pamela Bunes

President and

Chief Executive Officer

Signalife, Inc.

864-233-2300

pbunes@signalife.com